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                                                                    Exhibit 10.2

                             1997 EDITION - ELECTRONIC FORMAT

                                             AIA DOCUMENT B151-1997

ABBREVIATED STANDARD FORM OF AGREEMENT BETWEEN OWNER AND ARCHITECT

AGREEMENT made as of the 21st day of November in the year 2003

BETWEEN the Architect's client identified as the Owner:

Premier Entertainment, LLC
c/o Joseph Billhimer
11400 Reichold Road
Gulport, MS  39503

and the Architect:
Paul Steelman, Ltd.
3330 West Desert Inn Road
Las Vegas, NV  89102

For the following Project:

Architect's Project #23020 - Hard Rock Biloxi located in Biloxi, Mississippi consisting of a Hotel, Casino (Barge), Design/Build Parking Structure, Pool/Spa and food and beverage and entertainment facilities.

The Hotel shall have a footprint of approximately 20,000 sf., eleven (11) stories with a total square footage of 234,500 sf. The first level of the hotel shall include a Hard Rock Cafe (7,200 sf), hotel lobby (2,474 sf), a promenade (3,900 sf), and a restaurant (5,700 sf), Typical Hotel Guest Rooms shall start from levels 2 thru 11 totaling two-hundred eighty-two (282) typical guest rooms (420 sf each) and twenty-four (24) suites. Level two (2) shall also accommodate a Health Club/spa facility (7,850 sf) and there will be a separate Club at the top floor of the hotel. The hotel structure shall be constructed of cast-in-place, post-tensioned, concrete. The Facade shall be a combination of EIFS assembly and an aluminum frame curtain wall system with insulated glazing units. The structure shall sit on a pile foundation with grade beams.

The Casino shall be comprised of an 85,000 sf barge that will sit in tidal waters, tethered to the bottom of the channel to remain at a constant level. The exterior walls and roof of the barge shall be built independently from the barge on pilings around the barge. The same superstructure shall also serve as breakwater containment, as well as the extension boat slip marina. The roof structure shall clearspan the 213' width of the barge with a barrel truss design. The Barge shall house 48,400 sf of Graming Area, a 13,000 sf Buffet and Bakery with 6,450 sf of Kitchen and

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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Servery space, the main Casino Cashier (4,030 sf), a Steak House and Bar (5,190
sf) and a Center Bar (2,360 sf). The Low-rise structure shall be 2 stories with a mezzanine and a total of 163,000 sf of space, and shall have an adjoining resort style pool and beach area. The first level of the low-rise (52,640 sf) shall contain the Hard Rock Live Performance Center (12,000 sf), an overhead connecting bridge between the casino and parking garage structure, with white box spaces along the connecting bridge for future tenants, public restrooms, and an arcade. The second level of the low-rise (40,000 sf) shall house administration office space (6,200 sf), central plant area (5,510 sf), electrical room (4,140 sf), white box spaces for future development (6,450 sf), security, surveillance, and the circulation spaces. A Mezzanine level shall contain a balcony for the Hard Rock Live, a VIP Lounge also for the Hard Rock Live area, toilets, green room and dressing rooms front office spaces (6,100 sf), housekeeping (3,030 sf), uniform storage (504 sf), L&F supplies and sewing area (944 sf), linen storage (1,515 sf) electrical equipment room (2,560 sf), AHU room (5,070 sf), employee toilets, employee dining, and employee uniform area. The structure for the low-rise shall be structural steel frame, with concrete and steel composite decks. The foundation shall be comprised of piles and concrete grade beams.

The Parking Garage provides a total of 1,608 spaces that include 1,238 self-park spaces for patrons and employees, 320 valet parking spaces, 50 dedicated spaces for the small craft harbor and 3 bus arrival spaces. The total square footage of the parking structure is approximately 520,000 sf. In addition to the parking structure an additional 72 on-grade parking spaces are provide under the low-rise as VIP/Valet parking.

The Owner and Architect agrees as follows:

Article 1.1    INITIAL INFORMATION:

1.1.1 This Agreement is based on the following information and assumptions:

1.2.1          PROJECT PARAMETERS

1.1.2.1        THE OBJECT OR USE IS:
               Landside Hotel and Casino Barge.

1.1.2.2        THE PHYSICAL PARAMETERS ARE:

Architect's Project #23020 - Hard Rock Biloxi located in Biloxi, Mississippi consisting of a Casino (Barge), Design/Build Parking Structure, Pool/Spa and food and beverage and entertainment facilities. The Hotel shall have a footprint of approximately 20,000 sf., eleven (11) stories with a total square footage of 234,500 sf. The first level of the hotel shall include a Hard Rock Cafe (7,200
sf), hotel lobby (2,474 sf), a promenade (3,900 sf), and a restaurant (5,700
sf). Typical Hotel Guest Rooms shall start from levels 2 thru 11 totaling two-hundred eighty-two (282) typical guest rooms (420 sf each) and twenty-four
(24) suites. Level two (2) shall also accommodate a Health Club/spa facility (7,850 sf) and there will be a separate Club at

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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the top floor of the hotel. The hotel structure shall be constructed of cast-in-place, post-tensioned, concrete. The Facade shall be a combination of EIFS assembly and an aluminum frame curtain wall system with insulated glazing units. The structure shall sit on a pile foundation with grade beams.

The Casino shall be comprised of an 85,000 sf barge that will sit in tidal waters, tethered to the bottom of the channel to remain at a constant level. The exterior walls and roof of the barge shall be built independently from the barge on pilings around the barge. The same superstructure shall also serve as breakwater containment, as well as the extension boat slip marina. The roof structure shall clearspan the 213' width of the barge with a barrel truss design. The Barge shall house 48,400 sf of Gaming Area, a 13,000 sf Buffet and Bakery with 6,450 sf of Kitchen and Servery space, the main Casino Cashier (4,030 sf), a Steak House and Bar (5,190 sf) and a Center Bar (2,360 sf). The Low-rise structure shall be 2 stories with a mezzanine and a total of 163,000 sf of space, and shall have an adjoining resort style pool and beach area. The first level of the low-rise (52,640 sf) shall contain the Hard Rock Live Performance Center (12,000 sf), an overhead connecting bridge between the casino and parking garage structure, with white box spaces along the connecting bridge for future tenants, public restrooms, and an arcade. The second level of the low-rise (40,000 sf) shall house administration office space (6,200 sf), central plant area (5,510 sf), electrical room (4,140 sf), white box spaces for future development (6,450 sf), security, surveillance, and the circulation spaces. A Mezzanine level shall contain a balcony for the Hard Rock Live, a VIP Lounge also for the Hard Rock Live area, toilets, green room and dressing rooms front office spaces (6,100 sf), housekeeping (3,030 sf), uniform storage (504 sf), L&F supplies and sewing area (944 sf), linen storage (1,515 sf) electrical equipment room (2,560 sf), AHU room (5,070 sf), employee toilets, employee dining, and employee uniform area. The structure for the low-rise shall be structural steel frame, with concrete and steel composite decks. The foundation shall be comprised of piles and concrete grade beams.

The Parking Garage provides a total of 1,608 spaces that include 1,238 self-park spaces for patrons and employees, 320 valet parking spaces, 50 dedicated spaces for the small craft harbor and 3 bus arrival spaces. The total square footage of the parking structure is approximately 520,000 sf. In addition to the parking structure an additional 72 on-grade parking spaces are provide under the low-rise as VIP/Valet parking.

1.1.2.3        THE OWNER'S PROGRAM IS:
               TO BE DETERMINED

1.1.2.4        THE LEGAL PARAMETERS ARE:
               The legal description of the Project is set forth on Exhibit A-1 through A-12 attached hereto and made a part thereof.

1.1.2.5        THE FINANCIAL PARAMETERS ARE AS FOLLOWS:

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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               .1   Amount of the Owner's overall budget for the Project,
including the Architect's compensation per Schematic Budget attached as Exhibit "C" and made a part hereof. (Does not include Land, Pre-Opening Expenses, Working Capital and Machine Loads, Financing Costs or Contingency).

               .2   Amount of the Owner's budget for the Cost of the Work
excluding the Architect's compensation per Schematic Budget attached as Exhibit "C" and made a part hereof. (Does not include Land, Pre-Opening Expenses, Working Capital and Machine Loads, Financing Costs or Contingency).

1.1.2.6        THE TIME PARAMETERS ARE:
               As set forth on the Project Schedule attached hereto as Exhibit "B" and made a part hereof.

1.1.2.7        THE PROPOSED PROCUREMENT OR DELIVERY METHOD FOR THE PROJECT IS:
               Construction of the Project to be performed by Roy Anderson Corp., as general contractor.

1.1.2.8        OTHER PARAMETERS ARE:
               None

1.1.3          PROJECT TEAM

1.1.3.1        The Owner's Designated Respective is:
               Joseph Billhimer
               Owner reserves the right to designate a substitute Owner's Project representative, upon written notice to Architect, which written notice shall define the scope of such Project representative's authority to make decision on behalf of Owner regarding the Project.

1.1.3.2 The persons or entities, in addition to the Owner's Designated Representatives, who are required to review the Architect's submittals to the Owners are:
               Professional Associates Construction Services, Inc. ("PACS"), the Independent Construction Consultant engaged by Owner.

1.1.3.3        The Owner's other consultants and contractors are:
               Environmental Issues and permitting:
               Brown & Mitchell

               Traffic studies:
               Neil Schafer Inc.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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               Geotechnical services:
               Eutis Engineering Co. Inc.

               General Contractor
               Roy Anderson Corp.

               ALTA Survey, surveying assistance:
               Wink Inc.

               Soil Testing:
               Challenge Engineering & Testing Inc.

1.1.3.4        The Architect's Designated Representative is:
               Paul Steelman
               Ethan Nelson
               Kevin Knisely
               Paul Steelman, Ltd.
               3330 West Desert Inn Road
               Las Vegas, NV  89102
               Phone: (702) 873-0221

1.1.3.5        The consultants retained at the architect's expense are:

               Interior Design
               Paul Steelman Design Group
               3330 West Desert Inn Road
               Las Vegas, NV  89102
               Phone: (702) 873-0221

               Lighting Design
               Paul Steelman Design Group
               3330 West Desert Inn Road
               Las Vegas, NV  89102
               Phone: (702) 873-0221

               Graphic Design
               Paul Steelman Design Group
               3330 West Desert Inn Road
               Las Vegas, NV  89102
               Phone: (702) 873-0221

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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               Civil Engineer
               Wink, Incorporated
               119 Main Street
               Biloxi, MS 39530

               Naval Architect and Structural Engineer
               Reigstad & Associates, Inc.
               Corporate Office
               192 West 9th Street
               Suite 200
               St. Paul, MN 55102

               FEMA Consultant
               Gee & Jensen a division of CMH2Hill
               One Harvard Circle
               West Palm Beach, FL 33409

               Mechanical Engineer
               Finnegan Erickson Associates
               444 East Warm Springs Road
               #112
               Las Vegas, NV 89119

               Electrical Engineer, MATV/CATV/POS/Telecommunications
               & Fire/Life Safety
               OMB Electrical Engineers, Inc.
               8659 Research Drive
               Suite 100
               Irvine, CA 92618

               Food Service Consultant
               JEM Associates
               524 Maple Avenue
               Suite 2
               Linwood, NJ 08221

               Landscape Architect
               Site Works, Inc.
               605-37th Street South
               Birmingham, AL 35222-3203

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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               Acoustic/Audio/Visual
               Chips Davis Designs
               4650 Greenbush Drive
               Concord, CA 94521

               Surveillance
               Worldwide Casino Consulting, Inc.
               6130 West Flamingo Road
               #421
               Las Vegas, NV 89103

Specifically excluded are Geotechnical, Traffic and Environmental Consultants

ARTICLE 1. ARCHITECT'S RESPONSIBILITIES

   1.1 The services performed by the Architect, Architect's employees and Architect's consultants shall be as enumerated in Articles 2, 3, and 12.

   1.2 The Architect's services shall be performed as expeditiously as is consistent with professional skill and care and the orderly progress of the Work. The Architect has prepared the Project Schedule including an estimate of construction duration, in the form attached hereto as Exhibit "B" (the "Project Schedule"). The Project Schedule may be adjusted as the Project proceeds, and shall include allowances for period of time required for the Owner's review and for approval of submission by authorities having jurisdiction over the Project. Time limits established by the Project Schedule approved by the Owner shall not, except for reasonable cause, be exceeded by the Architect or Owner. Any adjustments to the Project Schedule shall be void and of no force and effect until such adjustments are agreed to in writing by Owner and Architect. Owner's approval of any proposed adjustments to the Project Schedule shall not be unreasonably withheld. Owner shall be entitled to withhold its approval if any proposed adjustments to the Project Schedule would exceed the required completion date provided for in, or otherwise be inconsistent with the disbursement Agreement (as defined in Section 1.3 below). The standard of care for all design professional services performed to execute the Work shall be the care and skill ordinarily used by members of the design profession who are experienced in the design of hotel casino projects.

   1.3 The Architect understands that the Owner will be obtaining financing for the Project ("Project Financing") and that in connection therewith, Owner will enter into that certain Cash Collateral and Disbursement agreement dated as of November ____, 2003 (the "Disbursement Agreement") by and among Standard Federal--Corporate & Institutional Trust, a Division of LaSalle Bank, National Association, as disbursement agent, securities intermediary and depositary bank (together with any successor disbursement agent permitted

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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   thereunder, the "Disbursement Agent"), Standard Federal--Corporate &
   Institutional Trust, a Division of LaSalle Bank, National Association, as trustee under the Indenture (as defined therein) (together with its successors and assigns from time to time under the Indenture, the "Trustee"), Professional Associates Construction Services, Inc., a California corporation (referred to herein alternatively as "PACS" and the "Independent Construction Consultant"), Premier Entertainment Biloxi LLC (d/b/a Hard Rock Hotel & Casino Biloxi), a Delaware limited liability company (as successor in interest by merger with Premier Entertainment, LLC, a Mississippi limited liability company), and Premiere Finance Biloxi Corp., a Delaware corporation ("Premier Finance Corp."). The Architect acknowledges that certain approvals and satisfaction of certain conditions are required under the terms of the Disbursement Agreement from the Disbursement Agent and the Independent Construction Consultant including, without limitation, conditions relating to approval of Contractor's Application for Payment under Section 2.6.9.1 of this Agreement and Change Orders as provided in Section 2.6.13 of this Agreement. The Architect acknowledges and agrees that the terms of this Agreement, and any amendments hereto, shall hereby be subject and subordinate to such Project Financing and any documents evidencing such Project Financing, including, without limitation, the Disbursement Agreement. The Architect acknowledges and agrees that the Owner may collaterally assign any or all of its rights under this Agreement to the Trustee for the noteholders. The Architect further acknowledges that Joseph Billhimer shall initially act as the Owner's representative for the Project and shall be involved on a day-to-day basis in the Project. Owner reserves the right to designate a substitute Owner's Project representative, upon written notice to Architect, which written notice shall define the scope of such Project representative's authority to make decisions on behalf of Owner regarding the Project. The Architect agrees to cooperate and work with Joe Billhimer or any substitute Project representative that may be designated by Owner concerning all aspects of the Project. In addition, Architect acknowledges that Owner has retained Professional Associates Construction Services, Inc. as the Independent Construction Consultant. Architect agrees to cooperate with the Independent Construction Consultant in assisting the Independent Construction Consultant to perform its duties and obligations under the Disbursement Agreement (as hereinafter defined), and to take such further steps as Owner and/or the Independent Construction Consultant may reasonably request in order to facilitate the performance by the Independent Construction Consultant of its duties and obligations under the Disbursement Agreement. The Architect also agrees to give the Owner and to the Independent Construction Consultant, at no additional cost, except for printing and shipping costs, copies of all plans, specifications, drawings, electronic files and records relating to the Project ("Construction Documents").

   1.4 Any designs, drawings or specifications prepared or furnished by the Architect and/or the consultants hired by the Architect to perform a portion of its services ("Consultants") that contain discrepancies, errors, conflicts, inconsistencies, or omissions shall be promptly corrected by the Architect and/or its Consultants at no cost or expense to the Owner. The

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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   Owner's approval, acceptance, use of, or payment for all or any part of the
   Architect's services shall in no way alter the Architect's obligations or the Owner's rights hereunder.

   1.5 The Architect agrees that all Drawings and Specifications and other Construction Documents prepared or furnished by Architect for the Project which are utilized by the Owner and/or Owner's contractor or contractors, shall be reasonably adequate in all respects for their intended purposes, which intended purposes shall not be unreasonable, as disclosed to the Architect by the Owner. The Architect shall notify the Owner in a prompt and timely manner of any discovered discrepancies, errors, conflicts, inconsistencies or omissions necessary to provide complete documents including Construction Documents for such intended purposes.

   1.6 The Architect shall be fully responsible for performing and coordinating all of Architect's Basic and Additional Services required under this Agreement, regardless of whether performed by its own employees or by the Architect's Consultants. The purpose of such coordination is to ensure that the services required are performed in an efficient, timely, and economical manner. The Architect shall be responsible to the Owner for the services furnished to the Architect by any Consultant to the same extent as if the Architect had furnished the service itself. The Architect shall notify the Owner of any inconsistencies or discrepancies between its design and the services of Owner's own consultants, if any.

   1.7 The Architect shall not employ or use any Consultant without the Owner's prior review and written approval, which shall not be unreasonably withheld.

   1.8 The Architect shall provide a design which will comply with all applicable federal, state and local laws, statutes, ordinances, rules, regulations, orders or other legal requirements, relating to the construction and intended use and occupancy of the Project (collectively "Governmental Requirements") existing on the date of this Agreement through the date of the Owner's approval of the completed Construction Documents (the "Initial Design Period"). Nothing contained herein shall relieve Architect of its obligations to modify, at its sole cost and expense, any Construction Documents where the Architect has failed to prepare such in compliance with the applicable Governmental Requirements during the Initial Design Period.

   1.9 The Architect shall not intentionally or knowingly design, specify or incorporate in the Construction Documents for the Project, and shall not intentionally or knowingly approve any shop drawings, specifying any Hazardous Materials, in such manner that, if used as designed, would violate the requirements of any existing Governmental Requirements, or would cause substantial damage to the environment, or in such a manner as to leave any residue which could reasonably be expected to (i) be hazardous to persons or property or (ii) cause liability to the Owner. For purposes of this Agreement, the term "Hazardous Materials" means any hazardous or toxic substances, materials or waste, including, but not

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   limited to, those substances, materials and wastes listed in the United States Department of Transportation Table (49 CFR 172.101) or by the Environmental Protection Agency as hazardous substances (40 CFR Part 302) and amendments thereto, or such substances, materials and wastes which are or become regulated under any applicable local, state or federal law including, without limitation, any material, waste or substance which is (i) governed, regulated, listed and/or defined under Mississippi Environmental Protection Laws, (ii) petroleum, (iii) asbestos or asbestos products, (iv) polychlorinated biphenyls, (v) described as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317), (vi) defined as a "hazardous waste" pursuant to
   Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903), (vii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601 et seq. (42 U.S.C. Section 9601), or (viii) referenced in the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802 et seq., as the same may be amended from time to time. The Architect's violation of this Paragraph shall constitute a failure to conform in its conduct with the standard of care as set forth in Paragraph 1.2 of this Agreement. This Architect's responsibility under this Paragraph 1.9 shall be limited to the knowledge about Hazardous Materials (as defined herein) that the Architect gains (exercising the standard of care set forth in Paragraph 1.2 above) in the Architect's review of manufacturers' specifications and/or brochures for the Project. The Owner shall use its best efforts to obligate the Contractor to refrain from obtaining any Hazardous materials in the procurement phase of the Project, or installing any Hazardous Materials in the construction phase of the Project.

ARTICLE 2. SCOPE OF ARCHITECT'S BASIC SERVICES

   2.1 DEFINITION

   The Architect's Basic Services consist of those described in Paragraphs 2.2 through 2.6 and any other services identified in Article 12 as part of Basic Services, and include normal structural, mechanical and electrical and engineering and/or design services necessary to produce a complete and accurate set of Construction Documents.

     2.1.1 The scope of work described in Paragraph 12.3 and 12.5 of this Agreement shall be included in the scope of work in Article 2 as Basic Services.

     2.1.2 Should the Architect decide to delegate to the Contractor any professional design services or certifications by a design professional related to systems, materials or equipment, the Architect shall notify the Owner in writing of such delegation and obtain the Owner's written consent thereto, prior to making any such delegation. In addition, upon the transmission of the Construction Documents to the Contractor, and prior to any

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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     subsequent delegation, the Architect shall provide both the Owner and the
     Contractor with a list of all professional design services or certifications delegated so that the Owner and Contractor can make arrangements to obtain the appropriate insurance for such delegated professional design services or certifications. For any delegated professional design services or certifications, the Architect shall specify all performance and design criteria that such services or certifications must satisfy. For all professional design services or certifications by a design professional related to systems, materials or equipment that are specifically required of the Contractor by the Contract Documents (including, without limitation, the design-build parking garage), the Architect shall review the Contract Documents prepared by or on behalf of the Contractor for conformance to all performance and design criteria set forth in the Specifications, provided, however, that Architect shall not be liable for any defects, errors or omissions by Owner's contractor or any consultant of Owner. Pursuant to this Subparagraph 2.1.2., the Architect will review, approve or take other appropriate action or submittals (1) for the purpose of checking for conformance with information given and the design concept expressed in the Contract Documents (including, without limitation, the design-build parking garage), and (2) to assure that the design conforms with all design and performance criteria set forth in the Specifications.

   2.2 SCHEMATIC DESIGN PHASE

     2.2.1 The Architect in consultation with the Owner and any other persons or entities designated by Owner shall develop a written program for the Project to ascertain Owner's needs and to establish the requirements for the Project.

   2.2.1.1 A copy of the Owner's Program dated November 12, 2003 and Schematic Budget dated November 12, 2003, are attached hereto as Exhibit "C." The Owner and the Architect agree that: (a) for purposes of calculating the Owner's construction budget under Paragraph 2.3.3 hereof, the Owner's Program and the Schematic Budget shall form the basis of the Owner's construction budget as defined in Paragraph 1.1.2.5 hereof as of the date of execution of this Agreement; and (b) the Owner's construction budget shall not be increased except by written approval of the Owner and satisfaction of the conditions set forth in the Disbursement Agreement relating to changes to the Project budget.

     2.2.2 The Architect shall update the Project Schedule as may be appropriate. The Architect shall not change the Project Schedule without the Owner's written approval.

     2.2.3 The Architect shall review with the Owner alternative approaches to design and construction of the Project. The Architect shall prepare schematic design alternatives of architectural components, including plans, sections and elevations and electrical and mechanical systems for review with Owner.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     2.2.4 Based on the mutually agreed-upon program, schedule and construction budget requirements, the Architect shall prepare, for approval by the Owner, Schematic Design Documents consisting of drawings and other documents illustrating the scale and relationship of Project components.

     2.2.5   Intentionally Omitted.

   2.3 DESIGN DEVELOPMENT PHASE

     2.3.1 Based on the approved Schematic Design Documents and any adjustments authorized by the Owner in the program, schedule or construction budget, the Architect shall prepare, for approval by the Owner, Design Development Documents consisting of drawings and other documents to fix and describe the size and character of the Project as to architectural, structural, mechanical and electrical systems, civil engineering, Project site work, materials and such other elements as may be appropriate. The Design Development Documents shall be prepared so that the Construction Documents will be completed in accordance with all Governmental Requirements.

     2.3.2 The Architect shall provide the Design Development Documents to the Contractor and to the Independent Construction Consultant. Following the Owner's approval of the Design Development Documents, the Contractor shall submit the GMP upon which the Owner intends to execute a Contract for Construction based on that GMP. If that GMP exceeds the Owner's construction budget, then, at the Owner's option, the Architect shall perform Architectural and Engineering services to revise the Construction Documents so that the actual construction cost does not exceed the Owner's construction budget. The Architect shall perform these services as part of Basic Services.

     2.3.3 During the Design Development Phase of the Project, the Architect shall cooperate with the Contractor in reviewing the Contractor's estimate and advising Owner with respect to the Contractor's estimate.

   2.4 CONSTRUCTION DOCUMENTS PHASE

     2.4.1 Based on the approved Design Development Documents and any further adjustments in the scope or quality of the Project or in the construction budget authorized by the Owner, the Architect shall prepare, for approval by the Owner, Construction Documents consisting of Drawings and Specifications setting forth in detail the requirements for the construction of the Project. The Construction Documents shall comply with all Governmental Requirements as set forth in Section 1.8.

     2.4.2   Intentionally Omitted.

     2.4.3   Intentionally Omitted.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     2.4.4 The Architect shall assist the Owner in connection with the Owner's responsibility for filing documents required for the approval of governmental authorities having jurisdiction over the Project.

     2.4.5 At 50% completion of the Construction Documents, the Architect shall provide the 50% complete Construction Documents to the Contractor, to allow the Contractor to review the Construction Documents and provide an analysis and recommendations to Owner whether the Contract is within the Owner's construction budget.

     2.4.6 It is understood and agreed that the Project shall be designed to conform fully to the requirements of the applicable building, fire and other codes of the federal, state and local authorities having jurisdiction over the Project. If a building or other permit is denied because of non-conformance of the design to such codes, which the Architect reasonably should have anticipated, Architect is solely responsible, at Architect's sole cost and expense, to either contest such denial (provided the construction time schedule is not adversely affected and the GMP is not increased) or to redesign any non-conforming portion.

   2.5 BIDDING OR NEGOTIATION PHASE

       Intentionally Omitted.

   2.6 CONSTRUCTION PHASE - ADMINISTRATION OF THE CONSTRUCTION CONTRACT

     2.6.1 The Architect's responsibility to provide Basic Services for the Construction Phase under this Agreement commences with the award of the Contract for Construction and terminates at the earlier of the issuance to the Owner of the final Certificate for Payment or 90 days after the date of Substantial Completion of the Work.

     2.6.2   Intentionally Omitted.

       2.6.2.1 The Architect shall execute and be bound by the General Conditions substantially in the form attached hereto as Exhibit "D" ("the Owner's Form of General Conditions") and/or as modified by agreement of the Owner, the Architect, and the Contractor in the negotiation of the Contract for Construction between the Owner and the Contractor. The Architect shall not unreasonably withhold its consent to any additions to, deletions from, and/or modifications of the Owner's Form of General Conditions resulting from the negotiation between the Owner and the Contractor of the Contract for Construction.

     2.6.3 The duties, responsibilities and limitations of authority of the Architect may be unreasonably restricted, modified or extended by the Owner after the date of this

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     Agreement, and if they are substantially restricted, modified or extended, such shall me memorialized in a written agreement between the Owner and the Architect.

     2.6.4 The Architect shall have authority to act on behalf of the Owner only to the extent provided in this Agreement unless otherwise modified by written instrument.

     2.6.5 The Architect shall provide personnel on-site during construction or as otherwise agreed by the Owner and the Architect in writing to become generally familiar with the progress and quality of the Work completed and to determine in general if the Work is being performed in a manner indicating that the Work, when completed, will be in accordance with the Contract Documents and all Governmental Requirements. The Architect shall neither have control over or charge of, nor be responsible for, the construction means, methods, techniques, sequences or procedures, or for safety precautions and programs in connection with the Work, since these are solely the Contractor's rights and responsibilities under the Contract Documents. The Architect shall promptly submit to the Owner a detailed written report not less frequently than monthly, to keep the Owner informed of the progress and quality of the Work and shall endeavor to guard the Owner against defects and deficiencies in the Work. The Architect shall exercise substantial care and diligence in discovering and promptly reporting to the Owner any defects, errors, omissions or deficiencies in the work of the Contractor or any of its subcontractors, or their agents or employees.

   2.6.5.1 If any defects, errors, omissions or deficiencies in Construction Documents result in (a) a need for additional on site presence, or (b) a delay in the construction schedule requiring an extension of time for the Contractor to complete its work, then (i) the Architect and/or its Consultants shall provide all additional on site presence as needed, without additional cost to the Owner, and (ii) the Architect shall be liable to the owner for the Owner's losses resulting from any such time extension(s).

     2.6.6 The Architect shall not be responsible for the Contractor's schedules or failure to carry out the Work in accordance with the Contract Documents. The Architect shall not have control over or charge of acts or omissions of the Contractor, Subcontractors, or their agents or employees, or of any other persons performing portions of the Work.

     2.6.7 The Architect shall at all times have access to the Work whenever it is in preparation or progress.

     2.6.8 Communications by and with the Architect's consultants shall be through the Architect. Notwithstanding anything to the contrary in this Agreement, the Owner may communicate with, or issue instructions to, the Contractor directly, provided that the Owner shall notify the Architect of such instructions with reasonable promptness thereafter.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     2.6.9   CERTIFICATES FOR PAYMENT

   2.6.9.1 Based on the Architect's observations at the site of the Work and evaluations of the Contractor's Applications for Payment, the Architect shall review and certify the amounts due the Contractor within five (5) days after receipt of the Contractor's Application for payment, and shall, for each of Contractor's invoices, issue to the Owner and/or the Disbursement Agent an Architect's Certificate in the form attached as an exhibit to the Disbursement Agreement (the "Architect's Certificate") together with the Contractor's Application for Payment and any other documents, certificates, instruments and information reasonably requested by the Owner or required to be provided to the Trustee, the Disbursement Agent and/or the Independent Construction Consultant under the terms of the Disbursement Agreement.

   2.6.9.2 The Architect's certification for payment shall constitute a representation to the Owner, based on the Architect's observations at the site as provided in Subparagraph 2.6.5 and on the data comprising the Contractor's Application for Payment, that the Work has progressed to the point indicated and that, to the best of the Architect's knowledge, information and belief, the quality of the Work is in accordance with the Contract Documents. The foregoing representations are subject (1) to an evaluation of the Work for conformance with the Contract Documents upon Substantial Completion, (2) to results of subsequent tests and inspections,
   (3) to correction of minor deviations from the Contract Documents prior to completion, and (4) to specific qualifications expressed by the Architect.

   2.6.9.3 The Architect's execution of a certification for payment shall further constitute the Architect's representation that the Contractor is entitled to payment in the amount certified. However, the Architect's execution of a Certificate for Payment shall not be a representation that the Architect has (1) made exhaustive or continuous on-site inspections to check the quality or quantity of the Work, (2) reviewed construction means, methods, techniques, sequences or procedures, (3) reviewed copies of requisitions received from Subcontractors and material suppliers and other data requested by the Owner to substantiate the Contractor's right to payment, or (4) ascertained how or for what purpose the Contractor has used money previously paid on account of the Contract Sum.

     2.6.10 Subject to the provisions of Paragraph 2.6.5, the Architect shall have the responsibility and authority to reject Work that does not conform to the Contract Documents. Whenever the Architect considers it necessary or advisable for implementation of the intent of the Contract Documents, the Architect shall have the responsibility and authority to recommend additional inspection or testing of the Work in accordance with the provisions of the Contract Documents, whether or not such Work is fabricated, installed or completed; provided, however, if the Contractor disputes the rejection of any Work and the correction thereof shall involve additional cost or time, it shall be Owner's option to accept nonconforming work. Any such acceptance must be in

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     writing. The Architect must obtain the Owner's written approval of any such additional inspection or testing. However, neither this authority of the Architect nor a decision made in good faith either to exercise or not to exercise such authority shall give rise to a duty or responsibility of the Architect to the Contractor, Subcontractors, material and equipment suppliers, their agents or employees or other persons or entities performing portions of the Work.

     2.6.11 The Architect shall review and approve or take other appropriate action upon the Contractor's submittals such as Shop Drawings, Product Data and Samples, for the purpose of: (1) compliance with Governmental Requirements; (2) determining whether or not the Work, when completed, will be in compliance with the requirements of the Contract Documents. The Architect shall promptly notify Owner with respect to any Shop Drawings, Product Data, Samples, or other submittals which are not approved by Architect, which notice shall include the reasons for withholding approval. The Architect's action shall be taken consistent with the Project Schedule submitted to Owner pursuant to Paragraph 1.2 hereof so as to cause no delay in the Work or in the construction of the Owner, Contractor or of separate contractors, while allowing sufficient time in the Architect's professional judgment to permit adequate review. Review of such submittals is not conducted for the purpose of determining the accuracy and completeness of other details such as dimensions and quantities, or for substantiating instructions for installation or performance of equipment or systems designed by the Contractor, all of which remain the responsibility of the Contractor to the extent required by the Contract Documents. The Architect's review shall not constitute approval of safety precautions or, unless otherwise specifically stated by the Architect, of any construction means, methods, techniques, sequences or procedures. The Architect's approval of a specific item shall not indicate approval of an assembly of which the item is a component.

     2.6.12 If professional design services or certifications by a design professional related to systems, materials or equipment are specifically required of the Contractor by the Contract-Documents, the Architect shall specify all appropriate performance and design criteria that such services must satisfy. Shop Drawings and other submittals related to the Work designed or certified by the design professional retained by the Contractor shall bear such professional's written approval when submitted to the Architect. The Architect shall be entitled to rely upon the adequacy, accuracy and completeness of the services, certifications or approvals performed by such design professionals.

     2.6.13 The Architect shall prepare Change Orders and Construction Change Directives, with supporting documentation and data if deemed necessary by the Architect as provided in Subparagraphs 3.1.1 and 3.3.3, for the Owner's approval and execution in accordance with the Contract Documents and in accordance with the requirements of the Disbursement Agreement, and may authorize minor changes in the Work not involving an adjustment in the Contract Sum or an extension of the Contract Time which are not inconsistent with the

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     intent of the Contract Documents. Should the Architect authorize any such minor charges in the work, the Architect shall provide the Owner with written notice thereof within two (2) business days of authorizing any such minor change in the work.

     2.6.14 On behalf of the Owner, the Architect shall (a) conduct inspections; (b) prepare for Owner a punchlist of observed items, materials or systems that require replacement or additional work by Contractor; (c) assist the Owner in developing an estimate of cost of such punchlist items:
     (d) determine the Dates of Substantial Completion and Final Completion; and
     (e) issue a Certificate of Substantial Completion, a final Certificate of Payment, and any other certifications and documents required by the terms and provisions of the Disbursement Agreement. Prior to issuing the final Certificate of Payment, the Architect will receive, review, and evaluate written guarantees and related documents required by the Contract for Construction to be assembled by the contractor and shall issue a final Certificate of Payment.

     2.6.15 The Architect shall provide recommendations concerning performance of the Contractor and the requirements of the Contract Documents on written request of either the Owner or Contractor. The Architect's response to such requests shall be made in writing within any time limits agreed upon or otherwise with reasonable promptness.

     2.6.16 Responses and recommendations of the Architect shall be consistent with the intent of and reasonably inferable from the Contract Documents and shall be in writing or in the form of drawings. When making such responses and recommendations, the Architect shall endeavor to secure faithful performance by both Owner and Contractor, shall not show partiality to either, and shall not be liable for results of interpretations or decisions so rendered in good faith or in the absence of negligence.

     2.6.17 The Architect hereby represents and warrants to the Owner the following: (a) that Architect is financially solvent, able to pay its debts as they mature and possessed of sufficient working capital to complete the services required and perform its obligations hereunder; (b) that Architect is able to furnish the services required hereunder and perform all of its obligations hereunder and has sufficient experience and competence to do so; (c) that the Architect is authorized to do business in Mississippi and properly licensed by all necessary governmental and public and quasi-public authorities having jurisdiction over it and the services required hereunder and the project itself; (d) that Architect's execution of this Agreement and its performance thereof is within its duly authorized powers; and (e) that Architect's duly authorized representative has visited the Project, familiarized the Architect with the local conditions under which the services required hereunder are to be performed, and based on the Architect's observations, the construction meets the requirements of this Agreement and the Construction Documents. The Architect agrees said representations and warranties in this Subparagraph 2.6.17 shall survive the execution, delivery, and performance of this Agreement.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     2.6.18 The Architect shall provide the Owner with two (2) sets of reproducibles showing all significant changes to the Construction Drawings during the Construction Phase, in a form to be agreed upon.

     2.6.19 The Owner shall have the right to disapprove any portion of the Architect's work on the Project, including, but not limited to, schematic phase, design development phase, construction phase design work, and any other design work or documents, on any reasonable basis, or because in the Owner's opinion, the construction cost of such design is likely to render such work or the Project infeasible. In the event that any phase of the Architect's work is not approved by the Owner, the Architect shall proceed, when reasonably requested by the Owner, with revisions to the design work or documents prepared for that phase to attempt to satisfy the Owner. These revisions will be made without adjustments to the compensation provided for hereunder, unless revisions are made to drawings previously approved under previous phases, in which case such revision services shall be paid as Additional Services. Should there be substantial revisions to the original program after the approval of schematic drawings, which changes substantially increase the scope of design services to be furnished hereunder, the Architect shall so notify Owner in writing and receive approval from Owner, before proceeding with revisions necessitated by such changes. No payment, of any nature whatsoever, will be made to Architect, for additional work or Additional Services, without such written approval by Owner.

     2.6.20 Upon the Owner's request at any time during the design or construction phases of this Agreement and as often as so requested, the Architect shall promptly provide the Owner with progress prints. The Owner and the Independent Construction Consultant shall at all times have reasonable access to the files and personnel of Architect relating to the Project in order to answer any reasonable questions the Owner may have relating to the Architect's performance on the Project.

ARTICLE 3.  ADDITIONAL SERVICES

   3.1 GENERAL

     3.1.1 The services described in this Article 3 are not included in Basic Services unless so identified in Article 12, and they shall be paid for by the Owner as provided in This Agreement, in addition to the compensation for Basic Services. The services described under paragraphs 3.2, 3.3 and
     3.4 shall only be provided if authorized in writing by the Owner prior to the commencement of such services. Prior written authorization from the Owner for Additional Services is a condition precedent to payment for same from the Owner to the Architect.

   3.2 PROJECT REPRESENTATION BEYOND BASIC SERVICES

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     3.2.1 If more extensive representation at the site than is described in Subparagraph 2.6.5 or 2.6.5.1. is required, the Architect shall provide one or more Project Representatives to assist in carrying out such additional on-site responsibilities.

     3.2.2 Project Representatives shall be selected, employed and directed by the Architect, and the Architect shall be compensated therefore as agreed by the Owner and Architect. The duties, responsibilities and limitations of authority of Project Representatives shall be as described in the edition of AIA Document B352 current as of the date of this Agreement, unless otherwise agreed.

     3.2.3 Through the presence at the site of such Project Representatives, the Architect shall endeavor to provide further protection for the Owner against defects and deficiencies in the Work, but the furnishing of such project representation shall not modify the rights, responsibilities or obligations of the Architect as described elsewhere in this Agreement.

   3.3 CONTINGENT ADDITIONAL SERVICES

     3.3.1 Making major revisions in drawings, specifications or other documents when such revisions are;

               .1 inconsistent with approvals or instructions previously given by the Owner, including revisions made necessary by adjustments in the Owner's program or Project budget:

               .2 required by the enactment or revision of codes, laws or regulations subsequent to the preparation of such documents; or

               .3 due to changes required as a result of the Owner's failure to render decisions in a timely manner.

   The services described in this Subparagraph 3.3.1 shall be deemed Additional Services only if the Architect actually incurs a direct increase in the Architect's costs.

     3.3.2 Providing services required because of significant changes in the Project including, but not limited to, size, quality, complexity, the Owner's schedule, or the method of bidding or negotiating and contracting for construction.

     3.3.3 Preparing Drawings, Specifications and other documentation and supporting data, evaluating Contractor's proposals, and providing other services in connection with Change Orders and Construction Change Directives.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     3.3.4 Providing services in connection with evaluating substitutions proposed by the Contractor and making subsequent revisions to Drawings, Specifications and other documentation resulting therefrom.

     3.3.5 Providing consultation concerning replacement of Work damaged by fire or other cause during construction, and furnishing services required in connection with the replacement of such Work.

     3.3.6 Providing services made necessary by the default of the Contractor, by major defects or deficiencies in the Work of the Contractor, or by failure of performance of either the Owner or Contractor under the Contract for Construction.

     3.3.7 Providing services in evaluating an extensive number of claims submitted by the Contractor or others in connection with the Work.

     3.3.8 Providing services in connection with a public hearing, any arbitration proceeding or litigation proceeding except where the Architect is party thereto.

     3.3.9 Preparing documents for alternate, separate or sequential bids or providing services in connection with bidding, negotiation or construction prior to the completion of the Construction Documents Phase, but only to the extent that the Architect's preparation of such documents vary from the Architect's Basic Services as defined in Paragraphs 12.4 and 12.5.

   3.4 OPTIONAL ADDITIONAL SERVICES

     3.4.1   Intentionally Omitted.

     3.4.2   Providing financial feasibility or other special studies.

     3.4.3 Providing planning surveys, site evaluations or comparative studies of prospective sites.

     3.4.4 Providing special surveys or environmental studies, and any submissions prepared specifically to comply with requirements of Mississippi gaming authorities.

     3.4.5 Providing services relative to future facilities, systems and equipment except as described in Section 12 as part of Basic Services.

     3.4.6 Providing services to investigate existing conditions or facilities or to make measured drawings thereof, except as described in Section 12 as part of Basic Services.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     3.4.7 Providing services to verify the accuracy of drawings or other information furnished by the Owner.

     3.4.8 Providing coordination of construction performed by separate contractors or by the Owner's own forces and coordination of services required in connection with construction performed and equipment supplied by the Owner.

     3.4.9 Providing services in connection with separate consultants retained by the Owner.

     3.4.10  Providing detailed estimates of Construction Cost.

     3.4.11 Providing detailed quantity surveys or inventories of material, equipment and labor.

     3.4.12  Providing analyses of owning and operating costs.

     3.4.13 Providing other similar services required for or in connection with the selection, procurement or installation of furniture, furnishings and related equipment.

     3.4.14  Providing services for planning tenant or rental spaces.

     3.4.15 Making investigations, inventories of materials or equipment, or valuations and detailed appraisals of existing facilities.

     3.4.16 Preparing a set of reproducible record drawings showing significant changes in the Work made during construction based on marked-up prints, drawings and other data furnished by the Contractor to the Architect.

     3.4.17 Except for the normal turnover of the structures, providing assistance in the utilization of equipment or systems such as testing, adjusting and balancing, preparation of operation and maintenance manuals, training personnel for operation and maintenance, and consultation during operation.

     3.4.18 Providing services after issuance to the owner of the final Certificate for Payment, or in the absence of a final Certificate for Payment, more than 90 days after the date of Substantial Completion of the Work.

     3.4.19 Providing services of consultants for other than architectural, structural, mechanical, civil and electrical engineering portions of the Project provided as a part of Basic Services.

     3.4.20  Intentionally Omitted.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     3.4.21  Notwithstanding anything to the contrary expressed elsewhere in
     Article 3, no architectural services made necessary, in whole or in part, by any fault or omission of the Architect to perform its duties, responsibilities or obligations under this Agreement, shall be compensated as an Additional Service under this Agreement.

ARTICLE 4.  OWNER'S RESPONSIBILITIES

   4.1 The Owner shall consult with the Architect regarding requirements for the Project, including the Owner's contemplated objectives, schedule, constraints and criteria, including space requirements and relationships, flexibility, expandability, special equipment, systems and site requirements. The Owner shall furnish to the Architect, within 15 days after receipt of a written request, information necessary and relevant for the Architect to evaluate, give notice of or enforce lien rights.

   4.2 The Owner, with the assistance of the Architect, shall establish and update an overall budget for the Project, including the Construction Cost, fees, permits, and testing and fixtures, furniture, and equipment.

     4.2.1 If requested by the Architect, the Owner shall furnish evidence that financial arrangements have been made to fulfill the Owner's obligations under this Agreement.

   4.3 The Owner shall render decisions in a timely manner pertaining to documents submitted by the Architect in order to avoid unreasonable delay in the orderly and sequential progress of the Architect's services. It shall be the Architect's responsibility to timely advise the Owner of all time requirements and constraints with respect to such approvals and decisions. All communications with the Owner, written or oral, shall be made through the Owner's Representative.

   4.4 If available, the Owner shall furnish surveys to describe physical characteristics, legal limitations and utility locations for the site of the Project, and a written legal description of the site. All the information on the survey shall be referenced to a project benchmark. The Architect shall be entitled to reasonably rely upon such information as provided in Section 4.9 below.

   4.5 The Owner shall furnish the services of geotechnical engineers when such services are reasonably requested by the Architect. Such services may include but are not limited to test borings, test pits, determinations of soil bearing values, percolation tests, evaluations of hazardous materials, ground corrosion tests and resistivity tests, including necessary operations for anticipating subsoil conditions, with reports and appropriate recommendations. The Architect shall review the tests and information furnished to the Architect by or on behalf of the Owner pursuant to this Paragraph 4.5.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   4.6 The Owner shall furnish the services of other consultants when such services are reasonably requested by the Architect provided that Owner shall retain such consultants reasonably required by the Architect to perform his services under its Agreement.

   4.7 The Owner shall furnish structural, mechanical, and chemical tests; tests for air and water pollution; tests for hazardous materials; and other laboratory and environmental tests, inspections and reports required by law. To the best of the Architect's knowledge, the Architect shall be responsible to determine when, which, and the extent that such tests, inspections, and reports pertaining to structural and mechanical aspects of the Project may be required by law or otherwise necessary, and to advise the Owner in a timely manner of the need for such tests. Tests pertaining to air and water pollution and for other hazardous materials and the type, need and extent of such tests, whether required by law or otherwise, shall be the responsibility of Owner or Owner's environmental consultants. Architect shall have the right to request certain reasonable environmental testing be performed by Owner or Owner's environmental consultant and such reasonable requests shall be timely granted and performed.

   4.8 The Owner shall furnish all legal, accounting and insurance services as may be necessary at any time for the Project. Such services shall include auditing services the Owner may require to verify the Contractor's Applications for Payment or to ascertain how or for what purposes the Contractor has used the money paid by or on behalf of the Owner. The Architect shall review the information furnished to the Architect by or on behalf of the Owner pursuant to this Paragraph 4.8.

   4.9   The services, information, surveys and reports required by Paragraphs
   4.4 through 4.8 shall be furnished at the Owner's expense, and the Architect shall be entitled to reasonably rely upon the accuracy and completeness thereof.

   4.10 If the Owner observes or otherwise becomes aware of any fault or defect in the Project or non-conformance with the Contract Documents, the Owner shall give prompt written notice thereof to the Architect: provided, however, this paragraph shall apply only to such knowledge of non-conformance as is obtained by Owner's representative or its designee, and it is specifically understood that the Owner and its representatives and designees shall have no obligation to investigate for the purpose of becoming aware of any fault, defect or non-conformance.

   4.11 Notwithstanding anything to the contrary in this Article 4, the Owner shall only furnish information or services described in this Article 4 to the extent that any such information or service is reasonably required by the Architect to perform his services under its Agreement.

ARTICLE 5.  CONSTRUCTION COST

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   5.1   DEFINITION

     5.1.1 The Construction Cost shall be the total cost or, the estimated cost to the Owner of all elements of the Project designed or specified by the Architect.

     5.1.2 The Construction Cost shall include the cost of labor and materials and equipment designed, specified, selected or specially provided for by the Architect, plus a reasonable allowance for the Contractor's overhead and profit. In addition, a reasonable allowance for contingencies shall be included for market conditions at the time of bidding and for changes in the Work during construction.

     5.1.3 Construction Cost does not include the compensation of the Architect and the Architect's consultants, the costs of the land, rights-of-way and financing or other costs that are the responsibility of the Owner as provided in Article 4.

   5.2   RESPONSIBILITY FOR CONSTRUCTION COST

     5.2.1 Evaluations of the Owner's Project budget, the preliminary estimate of Construction Cost and detailed estimates of Construction Cost, if any, prepared by the Architect, represent the Architect's best judgment as a design professional familiar with the construction industry. It is recognized, however, that neither the Architect nor the Owner has control over the cost of labor, materials or equipment, over the Contractor's methods of determining bid prices, or over competitive bidding, market or negotiating conditions. Accordingly, the Architect cannot and does not warrant or represent that for reasons beyond the Architect's control, bids or negotiated prices will not vary from the owner's Project budget or from any estimate of Construction Cost or evaluation prepared or agreed to by the Architect.

     5.2.2   Intentionally Omitted.

     5.2.3 If the Bidding or Negotiation has not commenced within 90 days after the Architect submits the Construction Documents to the Owner, any project budget or fixed limit of Construction Cost shall be adjusted to reflect changes in the general level of prices in the construction industry.

     5.2.4   Intentionally Omitted.

     5.2.5   Intentionally Omitted.

ARTICLE 6.  USE OF ARCHITECT'S INSTRUMENTS OF SERVICE

   6.1 All right, title and interest, including all right under federal and state copyright laws, in the Contract Documents, Drawings, Specifications, renderings, models, marketing materials, reports (and the electronic methods of reproducing such documents, including, but

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   not limited to, computer tapes or disks provided, however, that Owner agrees that the hard copy (paper) version of all Drawings, Specifications, renderings, models and other documents shall control as to any question whether the electronic methods of reproducing such documents were altered after delivery thereof by Architect) and any other documentation the Architect prepares for the Owner and the Architectural Works of the Project as defined in the Federal Architectural Works Copyright Protection Act are hereby conveyed, assigned and transferred by Architect to Owner, and Owner shall retain legal title to such documents and interests therein whether or not the Project for which they are made is completed, provided that Architect has been paid for all compensation due under this Agreement for the services completed by Architect or through the Construction Documents Phase, whichever is less. Architect agrees that this provision shall apply to any and all copyrights that arise under any law and agrees, upon request of Owner, to join in the execution of any additional documentation that may be deemed necessary by Owner to vest in it all rights and privileges of a copyright holder. Owner may use all such documents and concepts, and any and all electronic methods of reproducing such documents or concepts, developed in connection with the delivery of professional services for this Project without any further obligation to contract with Architect for professional services in relation to such use, and without the payment of any additional compensation to Architect; provided, (i) that Architect shall not be responsible for the use of the documents for any project for which Architect has not provided architectural services, including without limitation participation in the Construction Phase, and (ii) Architect shall have no obligation to provide to Owner any proprietary software of which the Architect is the licensee used in the production of data or documents which may be necessary for Owner to use such data or documents, without the Owner also being licensed to use the applicable software. Owner shall indemnify and hold Architect harmless from and against any and all liabilities, damages, causes of action, losses, costs or expenses arising out of or in connection with such uses by Owner or any person or entity for whom Owner may be responsible.

     6.1.1 Architect shall not use in any other project, and shall keep confidential the unique or proprietary designs or specifications from this Project (in the Contract Documents, Drawings, Specifications and reports), which Owner shall identify on a list at the end of the Design Development phase, for three (3) years from the date of this Agreement, without the prior written approval of the Owner. The Architect's use or regularly used or standard specifications texts and details, designs that are or become publicly known from sources other than the Architect, or preliminary designs received from another client of the Architect, are specifically excluded from the provisions of this Article. It is the intent of this subparagraph that should there be items of a unique character that distinguishes the Owner or provides unusual facilities, such are not to be provided to others as set forth herein.

   6.2   Intentionally Omitted.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   6.3   Intentionally Omitted.

   6.4   Intentionally Omitted.

ARTICLE 7.

   7.1 If a dispute arises out of or relates to this Agreement, or the breach thereof, and if the dispute cannot be settled through negotiation, the parties agree first to try in good faith to settle the dispute by mediation administered in accordance with the Construction Industry Mediation Rules of the American Arbitration Association currently in effect, before resorting to litigation.

   7.2 The Architect shall carry on with the performance of its services and duties hereunder during the pendency of any claim, dispute, other matter in question, mediation or other proceeding to resolve any claim, dispute or other matter in accordance with this Agreement. Any payments due to the Architect on or against such claims, disputes, or other matters in question, shall be deposited or retained by Owner or Disbursement Agent into an interest bearing escrow account during the pendency of any mediation or other proceeding to resolve such claims, disputes or other matters in question, as provided in Paragraph 10.3.2 of this Agreement.

   7.3 Any suit brought between the Architect and the Owner shall be brought only in the state court in which the Project is located.

ARTICLE 8.  TERMINATION OR SUSPENSION

   8.1 This Agreement may be terminated by either party upon not less than ten days' written notice should the other party fail substantially to perform in accordance with the terms of this Agreement through no fault of the party initiating the termination. In the event this Agreement is terminated due to the Architect's substantial failure to perform, the Architect shall not be entitled to receive any further compensation for Basic and Additional Services or for any Reimbursable Expenses from the date of the termination. In the event Architect: (a) is adjudged a bankrupt, or makes a general assignment for the benefit of creditors, or a receiver is appointed on account of the insolvency of the Architect; (b) files for voluntary dissolution or is involuntarily dissolved, sells transfers or conveys the ownership of Architect; or (c) assigns any of the rights or obligations of Architect under the Agreement; this Agreement may be terminated immediately by Owner upon written notice to Architect. In such case, the Architect shall not be entitled to receive any further compensation for Basic and Additional Services or for any Reimbursable Expenses from the date of the termination.

   8.2 If the Project is suspended by the Owner for more than 30 consecutive days, the Architect shall be compensated for services performed prior to notice of such suspension. When the Project is resumed, provided that the services required of the Architect hereunder

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   cannot be substantially completed in accordance with the schedule described in Paragraph 1.2, the Architect's compensation shall be equitably adjusted to provide for expenses incurred in the interruption and resumption of the Architect's services.

   8.3 This Agreement may be terminated by the Owner upon not less than seven days' written notice to the Architect for the Owner's convenience and without cause, or in the event that the Project is permanently abandoned. If the Project is abandoned by the Owner for more than 90 consecutive days, either party may terminate this Agreement by giving written notice to the other party.

   8.4 Persistent failure by the Owner to make payments to the Architect in accordance with this Agreement shall be considered substantial nonperformance and cause for termination. For purposes of this Section 8, the phrase "persistent failure" shall mean failure more than two (2) times in any twelve
   (12) month period.

   8.5 Subject to Paragraph 7.2 of this Agreement, if the Owner persistently fails to make payment when due for services and expenses properly performed, the Architect for services and expenses, the Architect may, upon seven days' written notice to the Owner, suspend performance of services under this Agreement. Unless payment in full for such services and expenses that have been properly performed is received by the Architect within seven days of the date of the notice, the suspension shall take effect without further notice. In the event of a suspension of services, the Architect shall have no liability to the Owner for delay or damage caused the Owner because of such suspension of services.

   8.6 In the event of termination not the fault of the Architect and/or for the Owner's convenience, the Architect shall be compensated for services performed prior to termination, together with Reimbursable Expenses then due, plus Termination Expenses equal to the payment scheduled in the Architect's Schedule of Anticipated Billings (Exhibit "E" hereof "Architect's Schedule of Anticipated Billings") for the 30 days following the date of the termination. In the event of termination of this Agreement, whether or not the fault of the Owner and/or for the Owner's convenience, the Owner shall have no obligation to pay or reimburse the Architect for any lost profits, unabsorbed overhead, and any and all other consequential and/or incidental damages resulting from such termination.

   8.7 In the event of any termination under this Article 8, the Architect consents to Owner's selection of another architect of Owner's choice to assist the Owner in any way in completing the project. Architect further agrees to cooperate and provide any information requested by Owner in connection with the completion of the Project and consents to and authorizes the making of any reasonable changes to the design of the Project by the Owner and such other architect as the Owner may desire. Any services provided by Architect which are requested by the Owner after termination shall be fairly compensated by the Owner. In the event that the Architect is terminated and a subsequent architect is employed to complete

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   the Project, the Architect's title block shall be removed from all drawings, and the Architect shall not be liable for the subsequent architect's work. Owner shall indemnify and hold Architect harmless from and against any and all liabilities, damages, causes of action, losses, costs or expenses arising out of or in connection with the subsequent architect's work.

   8.8 Notwithstanding anything to the contrary in this Agreement, nothing contained in this Agreement shall limit the Owner's right to any damages and/or equitable relief arising from or related to the Architect's default under this Agreement and/or breach of its duties and/or obligations under this Agreement, or any of Architect's errors or omissions or negligent acts.

ARTICLE 9.  MISCELLANEOUS PROVISIONS

   9.1 Unless otherwise provided, this Agreement shall be governed by the law of the site of the Project.

   9.2 Terms in this Agreement shall have the same meaning as those in the Owner's General Conditions to which the Architect is bound per Paragraph
   2.6.2.1 of this Agreement.

   9.3 A cause of action against the Architect shall not be deemed to accrue, and the applicable statute of limitations shall not commence to run, until the later of Substantial Completion of the Project, or when the Owner first obtains actual knowledge of (a) the Architect's negligent act or omission and/or (b) the Architect's breach of this Agreement.

   9.4 The Owner and Architect waive all rights against each other and against the contractors, consultants, agents and employees of the other for damages but only to the extent of actual recovery of any insurance proceeds. The Owner and Architect each shall require similar waivers from their contractors, consultants and agents.

   9.5 The Owner and Architect, respectively, bind themselves, their partners, successors, assigns and legal representatives to the other party to this Agreement and to the partners, successors, assigns and legal representatives of such other party with respect to all covenants of this Agreement. Neither the Owner nor the Architect shall assign this Agreement without the written consent of the other, except that the Owner shall have the right to assign this Agreement to (a) any entity controlled by or under common control with Owner; (b) a purchaser of substantially all of the assets of Owner or to the surviving entity in a merger or consolidation, (c) or to one or more lenders, or to any agent or trustee for one or more lenders providing financing for the construction of the Project. The Architect shall not assign any monies due under this Agreement without the Owner's prior written consent. Notwithstanding anything to the contrary in this Agreement, it is understood and agreed that the Owner shall have the right to assign this Agreement and the Drawings and Specifications, if required, to the Trustee for the benefit of noteholders in connection with the Project Financing for the construction and/or completion of the Project, and the Architect agrees to

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   (i) acknowledge such assignment allowing the Trustee, in the event of default, to rely upon the Drawings and Specification and this Agreement, and
   (ii) acknowledge, where same is true, that the Owner is in good standing pursuant to this Agreement. Upon request by Owner, Architect agrees to promptly execute and deliver to the Trustee a consent to assignment and agreement in the form attached as Exhibit "F" hereto.

   9.6 This Agreement represents the entire and integrated agreement between the Owner and the Architect and supersedes all prior negotiations, representations or agreements, either written or oral. This Agreement may be amended only by written instrument signed by both Owner and Architect.

   9.7 Nothing contained in this Agreement shall create a contractual relationship with or a cause of action in favor of a third party against either the Owner or Architect.

   9.8 Unless otherwise provided in this Agreement, the Architect and Architect's consultants shall have no responsibility for the discovery, presence, handling, removal or disposal of or exposure of persons to hazardous materials in any form at the Project site, provided, however, the Architect shall report to the Owner the presence and location of any Hazardous Material that an architect of similar skill and expertise in the design of hotel casino project should have noticed based on its observation obligations under this Agreement.

     9.8.1 The Architect shall be liable for and hereby agrees to indemnify Owner, Owner's Representative, and Lender for all damages, losses, costs (including reasonable attorneys' fees and costs), penalties and expenses of any kind arising directly or indirectly out of the release of Hazardous Materials on or about the Project site upon a finding that said release resulted directly from Architect's design taken from the final Construction Documents used for the Project (including any further site to which a Hazardous material is alleged to have migrated) and designed by the Architect or any Consultant or any party for whom any of them is responsible. The Architect shall be liable under this Paragraph only upon a showing that the release of said Hazardous Material was a direct result of Architect's intentional and/or knowing noncompliance with Article 1.8 and
     1.9 hereof, or Architect's intentional and/or knowing approval of a submittal by a Consultant which is non-complaint with Article 1.8 and 1.9 hereof. Except as provided in this Agreement, the Architect is not responsible for the handling, detection or removal of Hazardous Materials.

   9.9 The Architect shall have the right upon the prior written consent of the Owner to include representations of the design of the Project, including photographs of the exterior and interior, among the Architect's promotional and professional materials. The Architect's materials shall not include the Owner's confidential or proprietary information if the Owner has previously advised the Architect in writing of the specific information considered by the

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   Owner to be confidential or proprietary. The Owner shall provide professional credit for the Architect on the construction sign and in the promotional materials for the Project.

   9.10      INSURANCE

     9.10.1 The Architect shall procure and maintain in effect during the term of this Agreement the insurance coverages described below, which insurance shall be placed with insurance companies rated A X or better by the current edition of Best's Key Rating Guide and approved in advance and in writing by the Owner. Such insurance companies shall be authorized to do business in the State of Mississippi. The Architect shall have no affiliation, either directly or indirectly, with its insurer, and the Architect hereby represents and warrants that it has no such affiliation with its insurer.

            (a) Professional Liability Errors and Omissions Insurance, including contractual liability coverage with limits of (a) not less than $2 million for each occurrence and $3 million annual aggregate, plus (b) upon written request by Owner, Architect shall obtain an additional $2 million in annual coverage, dedicated exclusively to the Project, for a total of $4 million limit for each occurrence and $5 million limit for annual aggregate, for which the Owner shall reimburse the Architect, provided, however, that the amount of such reimbursement by Owner shall not exceed $20,000 per year and $100,000 in the aggregate. The Architect shall maintain this coverage (including the additional $2 million in excess coverage, if requested by Owner) in effect until three (3) years following issuance of certificate of final completion of the Project. The Architect shall not have a self-insured retention (as opposed to a deductible). The deductible of such insurance shall not exceed $100,000.00. Upon the Owner's request, the Architect shall give prompt written notice to Owner of any and all claims made against this policy during the period in which this policy is required to be maintained pursuant to this Agreement;

            (b) Worker's Compensation Insurance with statutory benefits and limits which shall fully comply with all State and Federal requirements and contain Broad Form All States and Voluntary Compensation Endorsements and have limits not less than $500,000 per accident, $500,000 per disease and $500,000 policy limit on disease;

            (c) Comprehensive Automobile Liability Insurance with limits not less than $1 million combined single limit per occurrence for bodily injury and property damage;

            (d) Commercial General Liability Insurance with limits not less than $1 million combined single limit per occurrence for bodily injury and property damage. The Architect's CGL Insurance (i) shall not exclude from coverage claims arising from work-site safety infractions; and (ii) shall provide for contractual personal injury protection.

            (e)  Umbrella Policy for $5 million aggregate per project;

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

            (f) All of the insurance policies required hereunder (except for the Professional Liability Errors and Omissions and Workers' Compensation) shall name the Owner, Owner's Representative, and the Lender as additional insureds in accordance with an ISO 20 33 10 01 endorsement or its equivalent, provided, however, that (a) the payment of any deductibles shall remain the Architect's sole responsibility; (b) the Architect's insurance coverage shall not provide for an exclusion denying coverage for claims arising between and among insureds with respect to the Owner's status as an additional insured on such policies, and (c) the Owner, Owner's Representative, and the Trustee each shall have the right to approve any defense counsel appointed to them or any of them under the Architect's insurance policies; provided, however, that such approval shall not be unreasonably withheld, and further provided that such right of approval shall not constitute a waiver by Architect or its insurance carrier to select and retain defense counsel. The Architect shall include the Indemnitees as additional insureds as required above by causing amendatory riders or endorsements to be attached to the insurance policies described in this Paragraph 9.10. The insurance coverage afforded under these policies shall be primary to any insurance carried independently by the Indemnitees. Said amendatory riders or endorsements shall indicate that as respects to the Indemnitees, there shall be severability of interest under said insurance policies for all coverages provided under said insurance policies.

            (g) The failure by Architect to obtain and maintain in full current force and effect of such form and amount of insurance, in such amount as required in this Paragraph 9.10. shall be a default by Architect under this Agreement.

     9.10.2 In the event that the Architect elects to perform the portion of its services under this Agreement through the use of Consultants, the Architect agrees to require each of the Architect's major Consultants, consisting of the naval architect/structural engineer (Reigstad & Associates, Inc.), the mechanical engineer (Finnegan Erickson Associates) and the electrical engineer (OMB Electrical Engineering, Inc.) to comply with the same insurance provisions and coverage limits (both per occurrence and annual aggregate coverage limits) required of Architect pursuant to this Agreement. All other Consultants of the Architect shall comply with the insurance requirements of Architect pursuant to this Agreement, except that the policy limits for Professional Liability Errors and Omissions Insurance including contractual liability coverage shall be reduced to not less than $1 million per occurrence and in the aggregate; and the aggregate policy limits for Commercial General Liability Insurance shall be reduced to not less than $1 million in the aggregate, which aggregate limit may be satisfied through an umbrella policy. The Architect agrees that it will contractually obligate its Consultants to advise promptly the Architect of any changes or lapses of the requisite insurance coverages, and the Architect agrees to promptly advise the Owner of same. The Architect agrees that it will contractually obligate its Subconsultants to indemnify and hold harmless the Owner and waive immunity in favor of the Owner, to the same extent that the Architect is required to do so as provided in this Architect. The Architect assumes all responsibility for monitoring

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     Consultant insurance certificates for compliance with the insurance provisions of this Agreement until Final Completion of the Project.

     9.10.3 Before the Architect commences the rendition of any services pursuant to this Agreement, the Architect shall deliver to the Owner one
     (1) valid/original certificate of insurance and two (2) copies of the same evidencing that all required insurance is in force, executed by an authorized representative of the insurance company. Such certificates shall provide the coverages shall not be changed, cancelled or not renewed until at least thirty (30) days prior written notice has been given Owner and Lender.

     9.10.4 The Architect shall not make changes in or allow the required insurance coverages to lapse without the Owner's prior written approval thereto.

     9.10.5 All policies for insurance must be endorsed to contain a provision giving the Owner a thirty (30) day prior written notice by certified mail of any cancellation of that policy, non-renewal, or material change in coverage. Should a notice of cancellation be issued for non-payment of premiums or any part thereof, or should the Architect fail to provide and maintain certificates as set forth herein, the Owner shall have the right, but shall not be obligated, to pay such premium to the insurance company or to obtain such coverage and to deduct such payment from any sums that may be due or become due to the Architect, or to seek reimbursement for said payments from the Architect. Any sums paid by the Owner shall be due and payable immediately by the Architect upon notice from the Owner.

     9.10.6 Receipt and review by the Owner of any copies of insurance policies or insurance certificates shall not relieve Architect of its obligation to comply with the insurance provision of this Agreement.

     9.10.7 The insurance provisions of this Agreement shall not be construed as a limitation on Architect's responsibilities and liabilities pursuant to the terms and conditions of this Agreement including, but not limited to, liability for claims in excess of the insurance limits and coverages set forth herein.

     9.10.8 The Architect's insurance coverage shall permit the Architect annually to reinstate any aggregate limits required under this Agreement, should any claim be made upon any insurance required under this Agreement.

   9.11 To the fullest extent permitted by law, the Architect agrees to indemnify, hold harmless, and defend Owner, Owner's Representative, and the Lender, and their respective representatives and any affiliated or related entities, against claims, loss, liability, damage, costs and expenses, including reasonable attorneys' fees, arising out of or resulting from the negligent acts, errors or omissions of the Architect, its agents, consultants, employees, or representatives, but only to the extent caused by the negligent acts or omissions of the

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   Architect, its agents, consultants, employees, or representatives, regardless of whether or not such claims, loss, liability, damage, costs and expenses, including reasonable attorneys' fees, is caused in part by a party indemnified hereunder. In claims against any person or entity indemnified under this Subparagraph 9.11 by an employee of the Architect, a Consultant of the Architect, or anyone directly or indirectly employed by them or anyone for whose acts they may be liable, the indemnification obligation under this Subparagraph 9.11 shall not be limited by a limitation on amount or type of damages, compensation or benefits payable by or for the Architect or a Consultant of the Architect under workers' compensation acts, disability benefit acts or other employee benefit acts. The Architect shall require its Consultants to agree to the identical provisions as set forth above in this Subparagraph 9.11. This Paragraph 9.11 shall survive final payment under, and/or termination of, this Agreement.

   9.12 The Architect represents that it is and will take all actions to remain during the full term of the Project, and shall produce evidence to Owner upon request, a duly licensed architect under applicable laws and regulations of the state of Mississippi.

   9.13 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE LIABILITY OF OWNER TO ARCHITECT FOR ANY DEFAULT BY OWNER UNDER THIS AGREEMENT IS EXPRESSLY LIMITED TO THE INTEREST OF OWNER IN THE PROPERTY AND THE IMPROVEMENTS CONSTRUCTED AS PART OF THE PROJECT, AND ARCHITECT AGREES TO LOOK SOLELY TO OWNER'S INTEREST IN THE PROPERTY AND THE IMPROVEMENTS CONSTRUCTED AS PART OF THE PROJECT FOR THE SATISFACTION OF ANY JUDGMENT AGAINST THE OWNER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, NEITHER OF THE OWNER NOR ANY PAST, PRESENT OR FUTURE PARTNER, MEMBER, SHAREHOLDER, MANAGER, DIRECTOR, OFFICER, EMPLOYEE, AGENT OR ANY AFFILIATE OF OWNER, NOR ITS OR THEIR RESPECTIVE HEIRS, PERSONAL REPRESENTATIVES, SUCCESSORS OR ASSIGNS, SHALL BE PERSONALLY LIABLE FOR ANY JUDGMENT OR DEFICIENCY. Neither Owner nor any member of Owner shall have any personal liability under this Agreement or any other instrument, document or agreement entered into or delivered in connection with this Agreement and the transactions contemplated hereby (collectively, the "Related Documents") and no recourse for the payment of any amount due under this Agreement, or for any claim arising out of or relating to this Agreement or any other Related Document, whether for failure to pay, perform or discharge any monetary or non-monetary obligation, breaches of representations, warranties or covenants, the occurrence of defaults, or otherwise, shall be due or owing, or had or recoverable against or from, Owner or any past, present or future partner, member, shareholder, manager, director, officer, employee, agent, or affiliate of Owner (or any successor or assign thereof).

ARTICLE 10.  PAYMENTS TO THE ARCHITECT

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   10.1  DIRECT PERSONNEL EXPENSE

Subject to Subparagraph 11.2.1 hereof, the Owner shall make payments directly to the Architect within thirty (30) days after the Owner's receipt and approval of
(i) the Architect's detailed monthly statement, lien waivers or releases (unless such lien waivers or releases are required to be provided in advance under the law of the State of Mississippi) and sworn statements covering services rendered to the date of said statement, (ii) an Architect's Certificate required by the terms of the Disbursement Agreement duly executed by Architect covering that portion of the Work completed on the Project prior to the date of said certificate, (iii) satisfaction of any conditions set forth in the Disbursement Agreement applicable to payments to the Architect, including, without limitation, delivery of any certifications by Architect required under the terms and provisions of the Disbursement Agreement.

   10.2  REIMBURSABLE EXPENSES

See Paragraph 11.4

     10.2.1  Intentionally Omitted.

   10.3  PAYMENTS ON ACCOUNT OF BASIC SERVICES

     10.3.1  Intentionally Omitted.

     10.3.2 Promptly upon receipt, the Owner shall review Architect's Application for Payment. If Owner disputes in good faith all or any portion of any statement, the Owner shall notify Architect within fifteen (15) days of receipt of the disputed statement. Such notification shall clearly indicate that portion of the statement which Owner disputes and shall include a reasonably detailed explanation of the reasons for disputing such portion. Any statement or portion of a statement not disputed by the Owner in the manner and within the time period set forth above shall be paid by the Owner within thirty (30) days of receipt of a complete and accurate Application for Payment with all necessary Certificates and back-up (including, without limitation, the certificates and other information required by the terms of the Disbursement Agreement), ("Progress Payment") provided, that such payment shall not act as the Owner's waiver of any claims that may be asserted against Architect for the performance of defective or deficient services. The Owner shall not be required to make payment to the Architect on account of any amount disputed in good faith by the Owner in the manner and within the time period set forth above until the matter in dispute has been resolved by the parties, provided, however, that Owner shall pay the amount so disputed into an escrow account established by Owner or the Disbursement Agent with an independent third party, such as a title company or trust company, or with the Disbursement Agent. Architect shall have the right to direct the escrow trustee holding such funds to invest such funds in United States treasury securities or other similar

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     investments, provided, however, that neither Owner nor the escrow agent shall be liable or responsible to Architect for loss of principal as a result of such investment. Any amount so disputed shall not be deemed to be an amount due to the Architect under this Agreement until the matter is so resolved by the parties. If the resolution of the matter indicates that the Architect is entitled to be paid all or any portion of such disputed amount, then such amount to be disbursed from the escrow account to the Architect promptly after resolution of the matter, subject to satisfaction of conditions and requirements for payments to the Architect as set forth in the Disbursement Agreement.

       10.3.2.1 The Owner shall be entitled to withhold payment from Architect (whether a Progress Payment or Final Payment) as a set off for damages caused by the following condition precedent; the Architect is in default and/or breach of any of its obligations hereunder or under any of the Contract Documents and has failed to cure such default or breach within seven (7) calendar days of receipt by the Architect of written notice of default from the Owner. In the case of any set off, the Owner shall provide a written explanation to the Architects.

       10.3.2.2 No Progress Payment or other partial payment made hereunder shall be or construed to be final acceptance or approval of that part of the services to which such Progress Payment or other partial payment relates, nor shall it relieve the Architect of any of its obligations hereunder with respect thereto.

     10.3.3  Intentionally Omitted.

     10.3.4  Intentionally Omitted.

     10.3.5 The Architect shall not be entitled to receive payment hereunder until Architect has provided such lien waivers, including lien waivers from Architect's consultants, detailed description of services, and sworn statements or certificates, regarding the Architect's services and compliance with the requirements of this Contract as the Owner may reasonably require in connection with the Architect's request for payment.

   10.4       PAYMENTS ON ACCOUNT OF ADDITIONAL SERVICES

     10.4.1 The Architect shall present each month a statement of Additional Services rendered and Reimbursable Expenses incurred for the preceding month. The Architect shall submit to Owner an invoice for any services performed hereunder within sixty (60) days of providing such services.

   10.5       PAYMENTS WITHHELD

   Except as indicated in Paragraph 10.3.2.1 hereof, deductions shall be made from the Architect's compensation on account of penalty, liquidated damages or other sums withheld

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

   from payments to contractors, or on account of the cost of changes in the Work other than those for which the Architect has been found to be liable unless the Architect has not properly performed the services required in accordance with the terms of this Agreement.

   10.6       ARCHITECT'S ACCOUNTING RECORDS

   Records of the Architect's expenses and hours pertaining to this Project shall be kept in accordance with generally accepted accounting principles, which principles shall be consistently applied. Said records shall be available to the Owner or its authorized representative and to the Independent Construction Consultant for inspection and copying during regular business hours for three (3) years after the date of the final Certificate of Payment.

ARTICLE 11.  BASIS OF COMPENSATION

The Owner shall compensate the architect as follows:

   11.1       Intentionally Omitted.

   11.2       BASIC COMPENSATION

     11.2.1 For Basic Services, as described in Articles 2, and any other services included in Articles 12 as part of Basic Services, Basic Compensation shall be computed as follows:

     (Insert basis of compensation, including stipulated sums, multiples or percentages, and identify phases to which particular methods of compensation apply, if necessary.)

     The Basic Compensation shall not exceed Five Million Two Hundred Eighty Thousand Dollars ($5,280,000). Progress Payments for each phase of the Basic Services shall not exceed the amounts set forth below for each phases: See Exhibit "E" attached hereto which is an "Architect's Schedule of Anticipated Billings" for each element of the Project.

     11.2.2  Intentionally Omitted.

   11.3       COMPENSATION FOR ADDITIONAL SERVICES

     11.3.1 For Project Representation Beyond Basic Services, as described in Paragraph 3.2, compensation shall be computed as follows:

     See Exhibit "G" (Architect's Project Team and Compensation Schedule for additional Services") attached.

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     11.3.2 For Additional Services of the Architect, as described in Article 3 and 12, other than (I) Additional Project Representation, as described in Paragraph 3.2 and (2) services included in Article 12 as part of Basic Services, but excluding services of consultants, compensation shall be computed as follows: See Exhibit "G" attached.

     (Insert basis of compensation, including rates and multiples of Direct Personnel Expense for Principals and employees, and identify Principals and classify employees, if required. Identify specific services to which particular methods of compensation apply, if necessary.)

     11.3.3 For additional Services of Consultants, including additional structural, mechanical and electrical engineering services and those provided under Subparagraph 3.4.19 or identified in Article 12 as part of Additional services, a multiple of one point zero (1.0) times the amounts billed to the Architect for such services.

     (Identify specific types of consultants in Article 12, if required.)

   11.4       REIMBURSABLE EXPENSES

   For Reimbursable Expenses, which are normal reimbursable expenses such as drawing reproduction, computer plots, travel expenses or shipping and postage, (a) a multiple of one point zero (1.0) times the expenses incurred by the Architect, or the Architect's employees directly related to the Project; and (b) a multiple of one (1.0) times the expenses incurred by the Architect's consultants. The Architect shall not be entitled to reimbursement for any expense (whether for the Architect, its employees, or its consultants) exceeding the total of the Reimbursable Budget set forth in Exhibit "F" without the advance written approval of the Owner, which approval shall not be unreasonably withheld.

   11.5       ADDITIONAL PROVISIONS

     11.5.1  Intentionally Omitted.

     11.5.2 Payments are due and payable thirty (30) days from the date of the Architect's invoice. Amounts u unpaid sixty (60) days after the invoice date shall bear interest at the per annum rate equal to two percent (2%) in excess of the Prime rate (as published in the "Money Rates" column of The Wall Street Journal), with the interest beginning to accrue 60 days after the invoice date.

     (Insert rate of interest agreed upon.)

     (Usury laws and requirements under the Federal Truth in Lending Act, similar state and local consumer credit laws and other regulations at the Owner's and Architect's principal places of business, the location of the Project and elsewhere may affect the validity of this provision. Specific legal advice should be obtained with respect to deletions or modifications, and also regarding requirements such as written disclosures or waivers.)

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

     11.5.3  Intentionally Omitted.

     11.5.4 Per the Architect's Schedule of Anticipated Billings (Exhibit "E" hereof), the Architect will invoice the Owner on a monthly basis for services rendered and expenses.

ARTICLE 12. OTHER CONDITIONS OR SERVICES

   (Insert descriptions of other services, identify Additional Services included within Basic Compensation and modifications to the payment and compensation terms included in this Agreement).

   12.1 Owner's Consultants. The Owner may employ at the Owner's sole cost, consultant(s). The Owner shall provide copies of such designs to the Architect free of charge. The Architect shall at no additional cost, review the proposed designs prepared by the Owner's consultant for compatibility with the proposed structure of the Project and shall provide adequate mechanical, electrical and plumbing rough-ins.

   12.2 Time limits set out in or under this Agreement are solely for the protection and benefit of the Owner or the Architect and create no third-party beneficiary rights in any other party.

   12.3 Within a period of thirty (30) days following Substantial Completion of Construction, at no additional cost to Owner, Architect shall update the CADD drawing files to reflect the changes in the Work made during construction, based on the marked up drawings and specifications provided by Contractor.

   12.4 Architect's Project Team - The Architect's Project Team organization is as shown on Exhibit "G" ("Architect's Project Team and Compensation Schedule for Additional Services")hereof.

   12.5 The Architect shall cooperate with Owner and the Independent Construction Consultant and provide to Owner any information and documents within the possession or control of Architect request by Owner and/or the Independent Construction Consultant, to allow Owner and the Independent Construction Consultant to perform their respective obligations under the terms of the Disbursement Agreement, including, without limitation, preparation of all exhibits and schedules provided for an/or contemplated thereunder. The Architect shall perform these services as part of the Basic Services.

   12.6 All notices or other communications hereunder to either party shall be (I) in writing and if mailed, shall be deemed to have been given on the earlier of actual receipt by the intended recipient or on the second business day after the date when deposited in the United States mail by registered or certified mail, postage prepaid, addressed as hereinafter, and
   (ii) address:

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

If to Owner:  Premier Entertainment, LLC
                    c/o Joseph Billhimer
                    11400 Reichold Road
                    Gulfport, MS 39503
                           And
                    Paul Steelman, Ltd.
                    Attention: ________
                    3330 West Desert Inn Road
                    Las Vegas, NV 89102

or to either party as such other address as such party may designate, in a notice to the other party, as its address for receipt of notices hereunder.

This Agreement entered into as of the day and year first written above.


OWNER (Signature)                 ARCHITECT (Signature)
Premier Entertainment, LLC        Paul Steelman, Ltd.
                                  /s/ Paul C. Steelman
                                  ----------------------------------------------
                                  (Printed name and title) Paul C. Steelman, AIA
By:  GAR, LLC
     Its Managing Member          Date:  November 21, 2003

By:   /s/ Roy Anderson
      ------------------------
      Roy Anderson
By:   /s/ David Scott Ross
      ------------------------
      David Scott Ross
By:   /s/ Gregg R. Giuffria
      ------------------------
      Gregg R. Giuffria

Date: November 21, 2003

(C)1974, 1978, 1977, 1987, (C) 1997 by The American Institute of Architects. Reproduction of the material herein or substantial quotation of its provisions without written permission of the AIA violates the copyright laws of the United States and will subject the violator to legal prosecution. WARNING: Unlicensed photocopying violates U.S. copyright laws and will subject the violator to legal prosecution. This document was electronically produced with permission of the AIA and can be reproduced in accordance with your license without violation until the date of expiration as noted below. User Document: B151 HARD ROCK BILOXI STEELMAN.AIA - 11/15/2003. AIA License Number 1134859, which expires on 5/12/2004.

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